UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 5, 2015

Date of Report (Date of earliest event reported)

NANO LABS CORP.
(Exact name of registrant as specified in its charter)

Colorado	333-171658	84-1307164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Ford Building 615 Griswold Street, 17th Floor Suite 1715 Detroit, Michigan	48226
(Address of principal executive offices)	(Zip Code)

(888) 806-2315

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

During January 2015, the Board of Directors of Nano Labs Corp., a Colorado corporation (the “Company”), authorized the execution of certain convertible promissory notes as described below. The Company received the funding in accordance with the respective convertible notes on approximately January 28, 2015. The convertible notes were entered into on behalf of the Company in order to provide working capital (collectively, the "Convertible Notes"):

(i) 8% convertible redeemable note due January 5, 2016 and dated January 5, 2015 issued to LG Capital Funding LLC ("LG Capital Funding") in the principal amount of $42,000.00 (the 8% Convertible Note"), which provides that: (a) LG Capital Funding is entitled at its option at any time after 180 days to convert all or any amount of the principal face amount then outstanding into shares of the Company's common stock at a price for each share of common stock equal to 60% of the lowest trading price of the Company's common stock as reported on the OTCQB exchange for the ten prior trading days (the "Conversion Price"); (b) interest on any unpaid principal balance of the 8% Convertible Note shall be paid at the rate of 8% per annum, which interest shall be paid in shares based on the formula described above; (c) during the first 180 days after the 8% Convertible Note has been issued, it may be prepaid at 150% of the face amount plus any accrued interest and the 8% Convertible Note may not be prepaid after the 180th day; and (d) we shall issue irrevocable transfer agent instructions reserving 17,610,000 shares of our common stock for potential conversions under this 8% Convertible Note.

(ii) convertible note dated January 8, 2015 issued to Black Mountain Equities Inc. ("Black Mountain") in the principal amount of $27,500 (the "Convertible Note"), which provides that: (a) the maturity date shall be two years from date of loan of consideration by Black Mountain; (b) a one-time interest charge of 10% shall be applied on the issuance date of the Convertible Note on the principal amount; (c) the Convertible Note and accrued interest may be converted at any time on or after the issuance of the Convertible Note at a conversion price equal to the lesser of $0.02 or 60% of the lowest trade occuring during the ten consecutive trading days immediatelky preceding the conversion date (the "Conversion Price"); (d) if the Company fails to issue and deliver to Black Mountain via DWAC the number of shares of common stock to which Black Mountain is entitled upon such conversion (a "Conversion Failure"), the original principal amount of the Convertible Note shall increase by $500 per day until the Company issues and delivers a certificate to or credits the account of Black Mountain for the number of shares of common stock to which Black Mountain is entitled; (e) if the Company fails to deliver to Black Mountain the shares of common stock per conversion and if Black Mountain incurs a market price loss, then at any time subsequent to incurring the loss Black Mountain may provide the Company written notice indicating the amounts payable to Black Mountain in respect of the market price loss and the Company must make Black Mountain whole by either paying such loss in cash or adding to the principal amount then due and owing where "market price loss = [(high trade price for the period between the day of conversion and the day the shares clear in Black Mountain's brokerage account) X (number of shares receivable from the conversion)] - [(net sales price realized by Black Mountain) X (number of shares receivable from the conversion)]; (f) in the event conversion shares are not delivered via DWAC, an additional 10% discount to the Conversion Price shall apply; (g) in the event the Company fails to maintain its DTC eligibility or if the Conversion Price is less than $0.01, the principal amount of the Convertible Note shall increase by $10,000 and the Conversion Price shall be redefined to equal the lesser of $0.01 or 50% of the lowest trade occuring during the 25 consecutive trading days immediately preceding the conversion; (h) no conversions shall be effected if such conversion results in Black Mountain holding in excess 4.99% of the total number of shares of common stock issued and outstanding; (i) at any time within ninety days immediately following the issuance of the Convertible Note, the Company shall have the option upon ten business day notice to Black Mountain, to pre-pay the entire remaining outstanding principal amount in cash provided that the Company shall pay Black Mountain 145 of the outstanding balance and such amount must be paid in cash on the next business day (notwithstanding that Black Mountain may still convert until such prepayment amount has been received in full; and (j) the Company shall include on the next registration statement it files with the SEC all shares issuable upon conversion of the Convertible Note and failure to do so will result in liquidated damages of 25% of the outstanding principal balance.

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(iii) convertible promissory note dated January 14, 2015 issued to KBM Worldwide Inc. ("KBM") in the principal amount of $38,000 (the "KBM Convertible Note"), which provides: (a) interest accrues ast the rate of 8% per annum; (b) KBM shall have the right beginning on the daste which is 180 days following issuance date to convert all or any part of the outstanding balance due and owing including accrued interest into shares of common stock of the Company at a conversion price of 58% multiplied by the market price (meaning a 42% discount) with market price defined as the average of the lowest three trading prices for the common stock during the fifteen trading day period (the "Conversion Price"); (c) in the event of a conversion, the Company shall deliver the shares to KBM via Fast Automated Securities Transfer ("FAST Program") and failure to timely deliver shall result in a fee of $2,000 per day for each day that the Company fails to deliver such shares of common stock to KBM; (d) no conversions shall be effected if such conversion results in KBM holding in excess 4.99% of the total number of shares of common stock issued and outstanding; and (e) the Company shall have the rights to prepay the KBM Convertible Note, including accrued interest, based on the following prepayment percentages: (i) 120% during time from issuance through 30th day following issuance; (ii) 125% during time from 31 days following issuance through 60th day; (iii) 130% during time from 61 days following issuance through 90th day; (iv) 135% during time from 91 days following issuance through 120th day; (v) 140% during time 121 days following issuance through 150th day; and (vi) 145% during time 151 days following issuance through 180th day, after which there shall be no right to prepayment.

The foregoing description of the 8% Convertible Note, the Convertible Note and the KMB Convertible Note are not complete and are qualified entirely by reference to the full text of the respective notes, copies of which are filed as Exhibit 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1	8% Convertible Redeemable Note Due January 5, 2016 dated January 5, 2015 between Nano Labs Corp. and LG Capital Funding LLC.

10.2	Convertible Note dated January 8, 2015 between Nano Labs Corp. and Black Mountain Equities Inc.

10.3	Convertible Promissory Note dated January 14, 2015 between Nano Labs Corp. and KBM Worldwide Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANO LABS CORP.

DATE: February 10, 2015	By:	/s/ Bernardo Camacho Chararria
	Name:	Bernardo Camacho Chararria
	Title:	President/Chief Executive Officer

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